Exhibit 10.5

EXECUTION VERSION

SAND SUPPLY AGREEMENT

This Sand Supply Agreement (this “Agreement”), is entered into effective May 31, 2011 (the “Effective Date”), by and between Superior Silica Sands LLC, a Texas limited liability company (“Supplier”), and Schlumberger Technology Corporation, a Texas corporation (“Customer”).  Customer and Supplier may also be referred to hereafter as a “Party” or collectively as the “Parties”.

RECITALS

WHEREAS, Supplier is in the business of providing various industrial sands and aggregates to the oilfield production industry; and

WHEREAS, Customer carries on the business of performing various services to the oilfield production industry, and Customer needs Product (as defined below) for fracture stimulation and related services; and

WHEREAS, Customer wishes to purchase Product from Supplier on the terms and conditions of this Agreement.

AGREEMENT

NOW, THEREFORE, for and in good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

1.                                      Interpretation.

1.1                               Prepayment.  The terms set forth in Exhibit l Prepayment are hereby incorporated into this Agreement by reference.

1.2                               Product Price and Quantity.  The terns set forth in Exhibit 2 Product Price and Quantity are hereby incorporated into this Agreement by reference.

1.3                               Railcar Usage.  The terms set forth in Exhibit 3 Railcar Usage are hereby incorporated into this Agreement by reference.

1.4                               Supplier’s Insurance Requirements.  The terms set forth in Exhibit 4 Supplier’s Insurance Requirements are hereby incorporated into this Agreement by reference.

1.5                               Specifications.  The terms set forth in Exhibit 5 Specifications are hereby incorporated into this Agreement by reference.

1.6                               Definitions.  In this Agreement, the following terms shall have the following meanings unless the context otherwise requires:

1.6.1                                             100-M Product means sand of 100 mesh size, that meets the Specifications.

1.6.2                                             Adjustment Dates has the meaning set forth in Exhibit 2 Product Price and Quantity.

1.6.3                                             Affiliate in relation to any party shall mean any individual, corporation, limited liability company, partnership, proprietorship, joint venture or other entity directly or indirectly controlled by, controlling, or under common control with that party.

1.6.4                                             Agreement has the meaning set forth in the first paragraph of this agreement.

1.6.5                                             Annual Adjustment Date has the meaning set forth in Exhibit 2 Product Price and Quantity.

1.6.6                                             Annual True-Up has the meaning set forth in Exhibit 2 Product Price and Quantity.

1.6.7                                             Average Price of Natural Gas has the meaning set forth in Exhibit 2 Product Price and Quantity.

1.6.8                     Bankruptcy means the occurrence of any of the following events with respect to a party:

(a)                                       the filing of an application by the party for, or a consent to the appointment of, a trustee or receiver of its assets;

(b)                                       the filing by the party of a voluntary petition in bankruptcy or the filing of a pleading in any court of record admitting in writing its inability to pay its debts as they come due;

(c)                                        the making by the party of a general assignment for the benefit of its creditors;

(d)                                       the filing by the party of an answer admitting the material allegations of, or its consenting to, or defaulting in answering, a bankruptcy petition filed against it in any bankruptcy proceeding; or

(e)                                        the entry by any court of competent jurisdiction of an order for relief of the party under Chapter 7 or 11 of United States Code, the entry of any order, judgment of decree having a similar effect under any other applicable law or the entry of any order, judgment or decree appointing a trustee or receiver of the assets of the party, and any such order, judgment or decree continuing unstayed and in effect for a period of thirty (30) days after the entry.

1.6.9                     Business Day means any day other than Saturday or Sunday or a national bank holiday.

1.6.10              Cash Collateral has the meaning set forth in Exhibit 1 Prepayment.

1.6.11              Conversion Notice has the meaning set forth in Section 3.

1.6.12              Customer has the meaning set forth in the first paragraph of this Agreement.

1.6.13              Customer Confidential Information has the meaning set forth in Section 8.1

1.6.14              Customer Railcar has the meaning set forth in Exhibit 3 Railcar Usage.

1.6.15              Customer Samples has the meaning set forth in Section 7.2.

1.6.16              Disclosing Party has the meaning set forth in Section 8.1.5.

1.6.17              Effective Date has the meaning set forth in the first paragraph of this Agreement.

1.6.18              First Late Payment Notice has the meaning set forth in Section 4.2.

1.6.19              F.O.B. has the meaning given to it in the Uniform Commercial Code.

1.6.20              Force Majeure means in relation to any party, any circumstances beyond the reasonable control of that party, including war (whether declared or undeclared), acts of God, embargoes, export, shipping or remittance restrictions, riots, injunctions, court orders and governmental actions, but excluding strikes, lock-outs or other industrial acts of the party’s employees.

1.6.21              IE Portion has the meaning set forth in Exhibit 1 Prepayment.

1.6.22              Increased Ottawa Product Production Notice has the meaning set forth in Exhibit 2 Product Price and Quantity.

1.6.23              Initial Adjustment Date has the meaning set forth in Exhibit 2 Product Price and Quantity.

1.6.24              Initial Ottawa Product Production Baseline has the meaning set forth in Exhibit 2 Product Price and Quantity.

1.6.25              Kosse Supply Period means the portion of the Term before the Wisconsin Supply Period Commencement Date.

1.6.26              LBC Portion has the meaning set forth in Exhibit 1 Prepayment.

1.6.27              Letters of Credit has the meaning set forth in Exhibit 1 Prepayment.

1.6.28              Ottawa Production Baselines has the meaning set forth in Exhibit 2 Product Price and Quantity.

1.6.29              Ottawa Product means, (i) during the Kosse Supply Period, “Ottawa White” sand of mesh sizes 30/70 and 20/40, as applicable, that meets the Specifications, and (ii) during the Wisconsin Supply Period, “Ottawa White” sand of mesh sizes 20/40, 30/50 and 40/70, as applicable, that meets the Specifications.

1.6.30              Party or Parties has the meaning set forth in the first paragraph of this Agreement.

1.6.31              Person or person means any entity, including any partnership, corporation, limited liability company or governmental entity, and any natural person.

1.6.32              Prepayment Amount has the meaning set forth in Exhibit 1 Prepayment.

1.6.33              Prepayment Installment has the meaning set forth in Exhibit 1 Prepayment.

1.6.34              Price has the meaning set forth in Exhibit 2 Product Price and Quantity.

1.6.35              Product means both 100-M Product and Ottawa Product.

1.6.36              Railcar Late Fee has the meaning set forth in Exhibit 3 Railcar Usage.

1.6.37              Railcar Late Fee Cap has the meaning set forth in Exhibit 3 Railcar Usage.

1.6.38              Ramp-Up Period has the meaning set forth in Exhibit 2 Product Price and Quantity.

1.6.39              Repayment Obligation has the meaning set forth in Exhibit 1 Prepayment.

1.6.40              Repayment Period has the meaning set forth in Exhibit 1 Prepayment.

1.6.41              Required Supplier Railcar Return Date has the meaning set forth in Exhibit 3 Railcar Usage.

1.6.42              Revised Ottawa Product Production Baseline has the meaning set forth in Exhibit 2 Product Price and Quantity.

1.6.43              Specifications has the meaning set forth in Exhibit 5 Specifications.

1.6.44              Subsequent Late Payment Notice has the meaning set forth in Section 4.2.

1.6.45              Supplier has the meaning set forth in the first paragraph of this Agreement.

1.6.46              Supplier Annual True-Up has the meaning set forth in Exhibit 2 Product Price and Quantity.

1.6.47              Supplier Confidential Information has the meaning set forth in Section 8.1.

1.6.48              Supplier Railcar has the meaning set forth in Exhibit 3 Railcar Usage.

1.6.49              Supplier Railcar Rental Fee has the meaning set forth in Exhibit 3 Railcar Usage.

1.6.50              Supplier Samples has the meaning set forth in Section 7.2.

1.6.51              Supplier’s Facility means (i) during the Kosse Supply Period, Supplier’s Kosse Facility, and (ii) during the Wisconsin Supply Period, (A) with respect to the Ottawa Product, Supplier’s Wisconsin Facility, and (B) with respect to the 100-M Product, Supplier’s Kosse Facility or Supplier’s Wisconsin Facility, as requested by Customer.

1.6.52              Supplier’s Kosse Facility means Supplier’s preparation facilities, loading facilities, and related improvements that are located in and around Kosse, Texas and that are owned or leased by Supplier.

1.6.53              Supplier’s Wisconsin Facility means the Supplier’s preparation facilities, loading facilities, and related improvements that are located in and around Auburn, Wisconsin and that are owned or leased by Supplier.

1.6.54              Target Party has the meaning set forth in Section 8.1.5.

1.6.55              Term has the meaning set forth in Section 2.

1.6.56              Ton means US Short Ton, which means 2,000 pounds.

1.6.57              Week means a seven-day period commencing on a Sunday and ending on the following Saturday.

1.6.58              Wisconsin Supply Period means the portion of the Term commencing on the Wisconsin Supply Period Commencement Date.

1.6.59              Wisconsin Supply Period Annual Minimum Tonnage has the meaning set forth in Exhibit 2 Product Price and Quantity.

1.6.60              Wisconsin Supply Period Commencement Date has the meaning set forth in Section 3.

1.6.61              Wisconsin Supply Period Contract Year means a 12-month period ending during the Term commencing on the Wisconsin Supply Period Commencement Date (or any anniversary of the Wisconsin Product Supply Period Commencement Date, as applicable) and ending twelve (12) months after such date.

1.6.62              Wisconsin Supply Period Monthly Maximum Order means an amount equal to [***]% of the Wisconsin Supply Period Monthly Minimum Tonnage.

1.6.63              Wisconsin Supply Period Monthly Minimum Tonnage means 1/12 of the Wisconsin Supply Period Annual Minimum Tonnage.

1.7                               As used in this Agreement, unless expressly stated otherwise, references to “including” mean “including, without limitation”; (b) “or” mean “either or both”; and (c) a “party” or “Party” mean Customer or Supplier and “parties” or “Parties” mean Customer and Supplier.  Unless otherwise specified, all references in this Agreement to Sections or Exhibits are deemed references to the corresponding Sections or Exhibits in this Agreement.

2.                                      Term of Agreement.  The term (the “Term”) of this Agreement shall commence on the Effective Date, and shall remain in effect for a period of ten (10) years from and after the Wisconsin Supply Period Commencement Date, unless sooner terminated in accordance with Section 10 herein.  Notwithstanding the foregoing, if the scheduled expiration of the Term occurs prior to the end of the Repayment Period, then this Agreement shall continue in full force and effect under the terms and conditions specified herein until the conclusion of such Repayment Period.  Beginning six months prior to the expiration of the Term and for the remainder of the Term, the Parties agree to negotiate, in good faith, definitive documentation containing the terms and conditions of the sale of Product from Supplier to Customer for such applicable period of time following the expiration of the Term.

3.                                      Notice of Conversion to Wisconsin Supply Period.  Supplier shall provide Customer with at least 20 Business Days’ prior written notice (the “Conversion Notice”) before the date on which the Wisconsin Supply Period commences (the “Wisconsin Supply Period Commencement Date”).  Supplier currently anticipates that the Wisconsin Supply Period Commencement Date will be on or about November 15, 2011.

4.                                      Invoices; Payment.

4.1                               Customer will purchase Product on open account by submitting purchase orders to Supplier from time to time during the Term.  On or before Thursday prior to the commencement of each Week, Customer shall provide Supplier with a binding purchase order specifying (A) the amount of Ottawa Product and 100-M Product ordered and (B) the time(s) and date(s) during the Week following the date on which the purchase order was submitted that Customer will pick up the Product at the Supplier’s Facility.  Purchase orders may be submitted electronically or in hard copy, or in such other manner as may be mutually acceptable to Customer and Supplier.  The purchase orders submitted by Customer for Ottawa Product generally shall be in the following ratios of mesh sizes: (i) during the Kosse Supply Period, ratios of mesh sizes *** are expected to be ***, and (ii) during the Wisconsin Supply Period, ratios of mesh sizes *** expected to be ***; provided, however, that that Parties acknowledge and agree that the ratios of mesh sizes delivered to Customer shall ultimately be determined by the Supplier’s current availability of Ottawa Product.  In the event of a material change in the anticipated ratios, Supplier shall provide written notice of such change to Customer and the Parties shall negotiate in good faith to determine the new ratios.

4.2                               Supplier will invoice Customer (i) for Product purchased by Customer within five (5) Business Days after Customer picks up the Product at Supplier’s Facility, (ii) for any amounts due as an Annual True-Up within ten (10) Business Days of such amounts becoming due, (iii) for Supplier

Railcars leased by Customer within five (5) Business Days of the Required Supplier Railcar Return Date, (iv) for Railcar Late Fees that may apply to any Supplier Railcar within five (5) Business Days of the date such Supplier Railcar is returned to Supplier’s Facility, and (v) for all sales or use taxes and applicable import or export taxes and charges within five (5) Business Days of Supplier being assessed, receiving invoices or remitting payment for such amounts.  Customer shall pay invoices by wire transfer or electronic funds transfer (EFT) of immediately available funds (to the account provided by Supplier, as updated from time to time in writing) within thirty (30) days from the date of receipt of such invoice by Customer setting forth the amount due.  If Customer fails to pay Supplier within thirty (30) days from the date of receipt of an invoice sent by Supplier, Supplier may send Customer a late payment notice (the first such notice, the “First Late Payment Notice” and each subsequent notice, a “Subsequent Late Payment Notice”).  If Customer fails to pay Supplier the amount due on any invoice for which Supplier has sent the First Late Payment Notice within thirty (30) days of receipt of the First Late Payment Notice, Supplier shall have the right to (i) withhold shipments to Customer and in such event Customer shall not be relieved of its Wisconsin Supply Period Annual Minimum Tonnage obligations and/or (ii) exercise the termination rights provided in Section 10.1.2.  If Customer fails to pay Supplier the amount due on any invoice for which Supplier has sent a Subsequent Late Payment Notice within fifteen (15) days of receipt of such Subsequent Late Payment Notice, Supplier shall have the right to (i) withhold shipments to Customer and in such event Customer shall not be relieved of its Wisconsin Supply Period Annual Minimum Tonnage obligations and/or (ii) exercise the termination rights provided in Section 10.1.3.  Payments made by Customer shall not be construed as a waiver of any rights Customer may have under this Agreement for defective or nonconforming Product.

5.                                      Indemnification.

5.1                               SUPPLIER SHALL DEFEND, INDEMNIFY AND HOLD CUSTOMER, ITS AFFILIATES AND ITS AND THEIR EMPLOYEES, OFFICERS, DIRECTORS, REPRESENTATIVES, AGENTS AND INVITEES HARMLESS AGAINST ANY CLAIMS, DEMANDS, CAUSES OF ACTION, JUDGMENTS, PROCEEDINGS, ORDERS, AWARDS, DAMAGES, LOSSES, FINES, PENALTIES, COSTS, EXPENSES AND LIABILITIES, INCLUDING LITIGATION COSTS AND REASONABLE ATTORNEY’S FEES, DUE TO DEATH, ILLNESS OR INJURY, OR PROPERTY LOSS OR DAMAGE, ONLY TO THE EXTENT CAUSED BY (I) THE NEGLIGENT OR WILLFUL ACT OR OMISSION OF SUPPLIER OR ANY OF ITS EMPLOYEES, OFFICERS, DIRECTORS, REPRESENTATIVES, AGENTS AND INVITEES, OR SUBCONTRACTORS UNDER THIS AGREEMENT OR ANY

PURCHASE ORDER ACCEPTED BY SUPPLIER, OR (II) SUPPLIER’S BREACH OF SUPPLIER’S OBLIGATIONS, WARRANTIES OR REPRESENTATIONS IN THIS AGREEMENT.

5.2                               CUSTOMER SHALL DEFEND, INDEMNIFY AND HOLD SUPPLIER, ITS AFFILIATES AND ITS AND THEIR EMPLOYEES, OFFICERS, DIRECTORS, REPRESENTATIVES, AGENTS AND INVITEES HARMLESS AGAINST ANY CLAIMS, DEMANDS, CAUSES OF ACTION, JUDGMENTS, PROCEEDINGS, ORDERS, AWARDS, DAMAGES, LOSSES, FINES, PENALTIES, COSTS, EXPENSES AND LIABILITIES, INCLUDING LITIGATION COSTS AND REASONABLE ATTORNEY’S FEES, DUE TO DEATH, ILLNESS OR INJURY, OR PROPERTY LOSS OR DAMAGE, ONLY TO THE EXTENT CAUSED BY (I) THE NEGLIGENT OR WILLFUL ACT OR OMISSION OF CUSTOMER OR ANY OF ITS EMPLOYEES, OFFICERS, DIRECTORS, REPRESENTATIVES, AGENTS AND INVITEES, OR SUBCONTRACTORS UNDER THIS AGREEMENT OR ANY PURCHASE ORDER ACCEPTED BY SUPPLIER, OR (II) CUSTOMER’S BREACH OF CUSTOMER’S OBLIGATIONS, WARRANTIES OR REPRESENTATIONS IN THIS AGREEMENT.

5.3                               NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR, AND EACH PARTY RELEASES THE OTHER PARTY FROM LIABILITY ATTRIBUTABLE TO, CONSEQUENTIAL, INCIDENTAL, EXEMPLARY, SPECIAL, PUNITIVE OR INDIRECT DAMAGES ARISING OUT OF THE PERFORMANCE OF THIS AGREEMENT, OR DEFAULT IN THE PERFORMANCE HEREOF, WHETHER BASED UPON CONTRACT, TORT (INCLUDING NEGLIGENCE OR STRICT LIABILITY), WARRANTY OR ANY OTHER LEGAL THEORY, INCLUDING, BUT NOT LIMITED TO, DAMAGES INCURRED BY REASON OF THE TERMINATION, EXPIRATION OR NON-RENEWAL OF THIS AGREEMENT, COMPENSATION, REIMBURSEMENT OR DAMAGES ON ACCOUNT OF THE LOSS OF PROSPECTIVE PROFITS ON ANTICIPATED SALES, OR ON ACCOUNT OF EXPENDITURES, INVESTMENT LOSSES OR COMMITMENTS IN CONNECTION WITH THE BUSINESS OR GOODWILL OF SUPPLIER OR CUSTOMER; PROVIDED, THAT THE FOREGOING LIMITATION DOES NOT AFFECT THE PARTIES’ RIGHT TO INDEMNIFICATION WITH RESPECT TO LIABILITIES OWED BY THE PARTIES TO THIRD PARTIES FOR CONSEQUENTIAL, INCIDENTAL, EXEMPLARY, SPECIAL, PUNITIVE OR INDIRECT DAMAGES.

5.4                               NOTHING IN THIS SECTION 5 SHALL BE CONSTRUED AS

ALTERING THE ALLOCATION OF LIABILITY AND INDEMNIFICATION RESPONSIBILITIES SET FORTH IN SECTION 3 IN EXHIBIT 3 RAILCAR USAGE, IF APPLICABLE.

5.5                               THIS SECTION 5 SHALL SURVIVE TERMINATION AND OR EXPIRATION OF THIS AGREEMENT.

6.                                      Title, Risk of Loss and Freight Responsibility.  All Product will be shipped F.O.B. Supplier’s Facility.  Title and risk of loss or damage to Product shall pass to Customer at the time the Product is delivered to Customer’s carrier at Supplier’s Facility.  Customer shall contract directly with carrier and transportation providers for the collection and transportation of Product from Supplier’s Facility.  Charges for freight and all related costs for transportation of the Product from Supplier’s Facility to the destination designated by Customer shall be paid by Customer.

7.                                      Disclaimer of Warranty and Inspection

7.1                               Disclaimer of Warranty.  Supplier makes no warranties, express or implied, regarding the Product or its fitness for any particular purpose, other than that the Product will meet or exceed its Specifications.

7.2                               Inspection.  Supplier and Customer shall carefully inspect the Product for compliance with the Specifications and for the mesh size composition of the Ottawa Product.  Supplier shall take 20 100-gram samples (“Supplier Samples”) of Product randomly from each 10,000 Tons shipped from Supplier’s Facility prior to release of any shipment to a carrier.  Customer shall also take 20 100-gram samples (“Customer Samples”) of Product randomly from each 10,000 Tons received.  In the event that the test results obtained from analysis of the Supplier Samples and Customer Samples differ by a materially significant amount, Supplier and Customer shall exchange with one another half of each of the Supplier Samples and Customer Samples for analysis.  The Parties agree to engage in good faith discussions to resolve any discrepancies in the results of analysis of the Supplier Samples and the Customer Samples.

7.3                               Nonconformity of Product.  Customer may make claims for Product not meeting the Specifications if the Customer Samples results show that an average of one or more 100-gram samples of Product received from Supplier do not meet the Specifications.  Any claim that the Product delivered to the Customer does not conform to its Specifications must be made in writing by the Customer and be received by Supplier within thirty (30) days from the date of Customer’s receipt of the Product.  Supplier’s exclusive liability and Customer’s sole remedy in connection with any Product which proves to be nonconforming shall be for Supplier to replace such portion of nonconforming Product, at no charge to Customer, at the delivery point by such reasonable date as Customer may request, or, in the event that Customer has already paid for the nonconforming Product, to reimburse that portion of the Price of the Product that is deemed to be nonconforming.  This provision does not cover nonconformity attributable to causes or occurrences beyond Supplier’s control, including, but not limited to, misuse, mishandling, neglect, improper storage, improper alteration or improper application by Customer or by any third-party agent of Customer.

8.                                      Confidentiality

8.1                               Confidential Information.  Customer, pursuant to performing its obligations under this Agreement, and its Affiliates and agents may be exposed to various trade secrets and confidential information of Supplier, including information relating specifically to the pricing, logistics and production of the Product (“Supplier Confidential Information”).  Supplier, pursuant to performing its obligations under this Agreement, and its Affiliates and agents may be exposed to trade secrets and confidential information of Customer, including supplier and customer lists, pricing and marketing information and the like (“Customer Confidential Information”).  Each of the parties to this Agreement acknowledges and agrees that the confidential information (whether Supplier Confidential Information or Customer Confidential Information) shall include the existence and terms of this Agreement and Customer acknowledges that Supplier Confidential Information is of substantial proprietary value to Supplier, and Supplier acknowledges that Customer Confidential Information is of substantial proprietary value to Customer.  The parties hereby agree as follows:

8.1.1                     Customer shall keep Supplier Confidential Information in the strictest confidence, and Supplier Confidential Information shall not, without the prior written consent of Supplier, be copied, used, distributed or disseminated in any way as to threaten the confidentiality of Supplier Confidential Information.

8.1.2                     Supplier shall keep Customer Confidential Information in the strictest confidence, and Customer Confidential Information shall not, without the prior written consent of Customer, be copied, used, distributed or disseminated in any way as to threaten the confidentiality of Customer Confidential Information.

8.1.3                     Customer agrees not to use Supplier Confidential Information for its own benefit and not to disclose Supplier Confidential Information to any person other than any Affiliate of Customer except as is necessary for the performance of its obligations under this Agreement.

8.1.4                     Supplier agrees not to use Customer Confidential Information for their own benefit and not to disclose Customer Confidential Information to any person other than any Affiliate of Supplier except as is necessary for the performance of their obligations under this Agreement.

8.1.5                     Customer and Supplier agree that their respective obligations under this Section 8 shall continue after the termination or expiration of this Agreement for a period of two (2) years.  The parties also agree that all Affiliates and agents of the parties to whom confidential information is disclosed will be bound by the provisions of this Section 8 and that the parties will be responsible for any breaches by their respective Affiliates or agents of the terms of this Section 8.  If a party (the “Disclosing Party”) receives a request to disclose all or any part of the confidential information of another party (the “Target Party”) under the terms of a valid and effective subpoena, decree or order issued by a court of competent jurisdiction or by a governmental body, such party hereby agrees to, and agrees to cause its Affiliates to: (a) immediately notify the Target Party in writing of the existence, terms and circumstances surrounding the request so that the Target Party may seek an appropriate protective order or waive the Disclosing Party’s compliance with the provisions of this Agreement (and, if the Target Party seeks an order, to provide the cooperation as the Target Party shall reasonably request); and (b) if disclosure of the Target Party’s confidential information is required in the written opinion of the Disclosing Party’s counsel, then the Disclosing Party shall exercise reasonable efforts, with the cooperation of the Target Party, to obtain an order or other reliable assurance that confidential treatment will be accorded to the disclosed Target Party’s confidential information that the Target Party so designates.

8.1.6                     Each party hereby agrees that the breach of this Section 8 would cause irreparable harm to the non-breaching party or parties for which money damages would not be adequate compensation.  If any party, or any Affiliate or agent of any party, breaches or threatens a breach of the provisions of this Section 8, the non-breaching party shall be entitled to seek an injunction in any court of competent jurisdiction restraining the breaching party from violating the provisions without the necessity of posting a bond or other security therefore.  Nothing herein shall be construed as prohibiting the non-breaching party from pursuing any other remedies available to it at law or in equity.

8.1.7                     Supplier shall not use Customer’s name in any advertisement,

publication, brochure or website.

8.2                               Excluded Information.  Notwithstanding anything in this Agreement to the contrary, Supplier Confidential Information and Customer Confidential Information shall not be deemed to include information that any party can demonstrate: (a) was in the public domain before the time of its disclosure by any party; (b) entered the public domain before the time of its disclosure by any party through means other than an unauthorized disclosure resulting from an act or omission by the disclosing party; (c) is independently developed by any party without use of Supplier Confidential Information or Customer Confidential Information, as applicable; or (d) is disclosed to any party without restriction on further disclosure by a third party having the right to make such disclosure.  In addition, notwithstanding anything in this Agreement to the contrary, Supplier may publicly disclose the existence and content of this Agreement without the consent of Customer (i) to the extent required by applicable federal and state securities laws in effect from time to time and (ii) to third parties who agree to keep such information confidential in connection with an acquisition, disposition, equity or debt financing or other strategic transaction involving Supplier or any of its Affiliates.

9.                                      Force Majeure

9.1                               Notice of Force Majeure.  If Customer or Supplier is affected by Force Majeure it shall promptly notify the other of the nature and extent of the Force Majeure.

9.2                               No Breach.  Notwithstanding any other provision of this Agreement, neither Customer nor Supplier shall be deemed to be in breach of this Agreement, or otherwise be liable to the other, for any delay in performance or the nonperformance of any of its obligations under this Agreement (other than Customer’s failure to make payments to Supplier hereunder when due), to the extent that the delay or non-performance is due to any Force Majeure, and the time for performance of that obligation shall be extended accordingly.

9.3                               Remedy for Force Majeure.  The cause of the Force Majeure shall so far as possible be remedied with all reasonable dispatch.  If any Force Majeure prevails for a continuous period in excess of fourteen (14) days, both Parties’ performance hereunder may be suspended and Customer and Supplier shall enter into good faith discussions with a view to alleviating its effects, or agreeing upon alternative arrangements.

10.                               Termination

10.1                        Termination by Supplier.  Supplier shall have the right to immediately terminate this Agreement upon the occurrence of any of the following events:

10.1.1              In the event of Customer’s Bankruptcy, insolvency or the failure to pay its debts generally as they become due;

10.1.2              In the event that Customer fails to pay Supplier the amount due on any invoice for which Supplier has sent the First Late Payment Notice and such failure continues for [***] after receipt of the First Late Payment Notice;

10.1.3              In the event that Customer fails to pay Supplier the amount due on any invoice for which Supplier has sent a Subsequent Late Payment Notice and such failure continues for [***] after receipt of such Subsequent Late Payment Notice;

10.1.4              In the event that Customer is affected by Force Majeure, and such Force Majeure has not been remedied within [***] of the initial occurrence of such event; or

10.1.5              Upon one hundred twenty (120) days written notice by Supplier to Customer at any time after the expiration of the Repayment Period.

10.2                        Termination by Customer.  Customer shall have the right to immediately terminate this Agreement after the occurrence of any of the following events:

10.2.1              In the event of Supplier’s Bankruptcy, insolvency or the failure to pay its debts generally as they become due;

10.2.2              If Supplier fails to produce and deliver the Product in accordance with its Specifications, and Supplier has been unable to cure such failure to the reasonable satisfaction of Customer within [***] after written notice from Customer;

10.2.3              If the Wisconsin Supply Period Commencement Date has not occurred on or before [***];

10.2.4              In the event that Supplier is affected by Force Majeure, and such Force Majeure has not been remedied within [***] of the initial occurrence of such event; or

10.2.5              Upon one hundred twenty (120) days written notice by Customer to Supplier at any time after the expiration of the Repayment Period.

10.3                        Other Breaches.  Customer and Supplier each shall have the right to terminate this Agreement for any other breach of this Agreement by the other Party that, if capable of being cured, is not cured within [***] after written notice thereof is given to such other Party, except as otherwise provided herein.

10.4                        Purchase of Product.  Upon the termination of this Agreement for any reason, Customer shall purchase from Supplier all Product that has been ordered by Customer but not delivered to Customer as of the date of the termination, and Supplier shall promptly deliver such Product to Customer.

10.5                        Continuing Obligations.  Upon the termination of this Agreement, all obligations of the Parties arising from this Agreement shall terminate, except for any obligations that are expressly stated as surviving the termination or expiration of this Agreement; provided, that the termination or expiration of this Agreement through any means and for any reason shall not relieve any of the Parties of any obligation accruing prior thereto and shall be without prejudice to the rights and remedies of either Party with respect to any antecedent breach of any of the provisions of this Agreement.

11.                               Notice.  Except as expressly provided in Exhibit 3, Section 1, with respect to notices regarding use of a Supplier Railcar to transport Customer’s Product, all notices, demands, or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and shall be: (i) delivered personally, (ii) sent by facsimile transmission (with confirmation of receipt), or (iii) sent via a nationally recognized overnight courier to the recipient for next business day delivery.  Such notices, demands and other communications will be sent to the address indicated below:

If to Supplier, to:                                                    Superior Silica Sands

3014 LCR 704

Kosse, Texas 76653

Attn:                    Rick Shearer

                                                President and CEO

with a copy to:                                                               Superior Silica Sands

1400 Civic Place, Suite 250

Southlake, Texas 76092

Attn:                      Eliot Kerlin

If to Customer, to:                                           Schlumberger Technology Corporation

300 Schlumberger Drive

Sugar Land, Texas 77478
Attn:              Well Services Supply Chain Manager

12.                               Miscellaneous

12.1                        Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party.  Upon the determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to affect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

12.2                        Effect of Waivers.  No failure or delay by any party in exercising any of its rights under this Agreement shall be deemed to be a waiver of that right, and no waiver by any party of a breach of any provision of this Agreement shall be deemed to be a waiver of any subsequent breach of the same or any other provision.  A Party’s failure in any one or more instances to insist upon strict performance of any of the terms and conditions of this Agreement or to exercise any right herein conferred shall not be construed as a waiver or relinquishment of that right or of that Party’s right to assert or rely upon the terms and conditions of this Agreement.  Any express waiver of a term of this Agreement shall not be binding and effective unless made in writing and properly executed by the waiving party.

12.3                        Entire Agreement.  This Agreement, including the Exhibits attached hereto, constitutes the entire Agreement between the Parties with respect to the subject matter hereof and supersedes any existing agreements between them whether oral or written.  The terms of this Agreement shall only be amended, modified or supplemented as set forth herein or in a writing signed by or on behalf of both of the Parties.  In case of a conflict between this Agreement and a purchase order contemplated hereunder, the terms of this Agreement shall govern unless a writing is duly executed by both Parties stating otherwise.

12.4                        Legal Representation and Construction.  Each Party hereto has been represented by legal counsel in connection with the negotiation and drafting of this Agreement and any related documents.  The Parties acknowledge that each Party and its counsel have reviewed and revised this Agreement and related documents, and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any related documents.

12.5                        Amendments.  This Agreement may not be amended except in writing properly executed by Customer and Supplier.  Except as specifically amended, this Agreement shall remain in full force and effect as written.

12.6                        Counterparts.  This Agreement may be executed simultaneously in two or more counterparts each of which shall be deemed an original, and all of which, when taken together, constitute one and the same document.  The signature of any party to any counterpart shall be deemed a signature to the Agreement and may be appended to any other counterpart.

12.7                        Attorneys’ Fees.  The parties shall bear their own costs of, and incidental to, the preparation, execution and implementation of this Agreement.  In any action brought pursuant to this Agreement, the prevailing party shall be entitled to recovery of its costs and expenses, including reasonable attorneys’ fees.

12.8                        Independent Contractor.  Each of Customer and Supplier is an independent contractor with respect to the other and is not an employee of the other or any of the other’s Affiliates, and nothing in this Agreement is intended to constitute a partnership or a master and servant relationship between the Customer and Supplier.

12.9                        No Joint Venture.  This Agreement shall not be construed as creating a joint venture, partnership or similar relationship between Customer and Supplier.  Neither party shall act or be deemed to act on behalf of the other Party or its Affiliates, or have the right to bind the other Party or its Affiliates.  Each Party shall remain an independent entity, and act as an independent contractor.  Each Party shall at all times during the performance hereof be responsible for the payment of wages and benefits to, and as applicable, tax withholding from, its own employees.  Without limiting the generality of the foregoing, the employees and subcontractors engaged by Supplier for the performance hereof shall be the direct employees and subcontractors of Supplier, and Supplier shall remain solely responsible for all matters related to compliance with relevant employment laws and the employees and subcontractors engaged by Customer for the performance hereof shall be the direct employees and subcontractors of Customer, and Customer shall remain solely responsible for all matters related to compliance with relevant employment laws.

12.10                 Assignment.  Neither Customer, on the one hand, nor Supplier, on the other hand, may assign its rights under this Agreement to, or have its obligations assumed by, any Person without the prior written consent of the

Customer or Supplier, as applicable, such consent not to be unreasonably withheld.

12.11                 Headings.  The headings of the Sections and Exhibits of this Agreement are included for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction or interpretation hereof or thereof.

12.12                 Successors and Assigns.  This Agreement shall be binding on and inure to the benefit of the parties and their respective successors and assigns.  This Agreement is intended solely for the benefit of the Parties and their respective successors and assigns.  Nothing in this Agreement shall be construed to create any duty to, or standard care with reference to, or liability of a party to, any person not a party to this Agreement.  Nothing in this Agreement shall be deemed to constitute any fiduciary or special relationship or duty among the Parties and each Party may take actions hereunder that are for its own self-interest without any duty or, subject to the express terms of this Agreement, liability to the other Party.

12.13                 Silica Warning.  Supplier’s Products contain respirable crystalline silica, which is considered by some sources to be a cause of cancer.  Breathing excessive amounts of respirable silica dust can also cause a disabling and potentially fatal lung disease called silicosis, and has been linked by some sources with other diseases.  During transportation, use, clean-up or handling, follow all NIOSH and MSHA procedures and recommended practices, including wearing properly-fitted, NIOSH-approved or MSHA-approved air supplied protective equipment in accordance with applicable government regulations and manufacturer instructions.  For further information, refer to the appropriate Material Safety Data Sheet, a copy of which is available from the Supplier upon request.  Customer hereby accepts all responsibility to maintain a safe work environment, warn, notify, train and provide all necessary and appropriate NIOSH/MSHA- approved protective equipment to all employees, contractors and agents of Supplier handling or in the presence Supplier’s Product, and enforce the requirement that NIOSH/MSHA-approved protective equipment be used when handling the product.

12.14                 Controlling Law; Dispute Resolution.

12.14.1                               The validity, interpretation and performance of this Agreement and any dispute connected herewith shall be governed by and construed according to the laws of the State of Texas, without regard to principles of conflicts of law.  Any dispute under this Agreement that cannot be settled amicably by the Parties shall be resolved by arbitration, which, except as provided otherwise in this Agreement, shall be the exclusive method of formal dispute resolution under this Agreement.  Such arbitration shall be held in the English language in Houston, Texas in accordance with the commercial arbitration rules of the American Arbitration Association (“AAA”).

12.14.2                               Nothing herein shall, however, prohibit a Party from seeking permanent, temporary or preliminary injunctive relief in a court of competent jurisdiction.  The Parties expressly consent to arbitration and waive any right of appeal to any court from any arbitral award (which shall be final and binding upon the Parties).  With respect to injunctive relief, the Parties acknowledge and agree that the courts of the State of Texas or (to the extent subject matter jurisdiction exists therefor) the federal courts sitting in the State of Texas have exclusive jurisdiction over any such proceeding.

12.14.3                               Each Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding for injunctive relief arising out of or relating to this Agreement in any court referred to in Section 12.14.2 above.  Each of the Parties hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such proceeding in any such court.

12.15                 Audit Rights.  Customer or its authorized representatives shall have the right, during the Term and for up to three (3) years following the termination of this Agreement, to audit only a subset of Supplier’s books and records that are necessary to verify the correctness of any invoice sent by Supplier to Customer.  This right to audit will be exercised solely for the purposes described in this Section 12.15 and only following reasonable advance notice from Customer and during the normal business hours of Supplier.  Nothing in this Section 12.15 will entitle Customer or its authorized representatives to access to any of Supplier’s privileged, confidential, or “other-customer” information, trade-secrets, formulas, or processes, or information related to Supplier’s profits.

12.16                 Customer’s Business Ethics.

12.16.1                               Supplier agrees that it shall not (and that its employees and subcontractors shall not) either directly or indirectly, pay, promise to pay, authorize the payment of, or transfer, money, or anything of value, or offer any inducement in any form to any employee or representative of Customer, to obtain any advantage or benefit related to the matters contemplated by this Agreement, to obtain or retain business related to this Agreement, or to obtain any improper advantage or benefit.

12.16.2                               Supplier is hereby informed that Customer’s employees are not permitted to accept gifts of more than a nominal or reasonable value (the term “gifts of more than a nominal or reasonable value” includes, without limitation, loans, excessive entertainment or other substantial favors) from Supplier, and/or solicit gifts or favors of any kind or value from Supplier.  Supplier agrees to inform Customer promptly if Supplier learns of any act (or omission) of any of Customer’s employees not in compliance with this policy.

12.16.3                               Customer has a conflict of interest policy which provides that relationships with businesses in which Customer’s employees or their immediate families have active business interests must be avoided, unless specifically approved by Customer’s appropriate representative.  Accordingly, Supplier represents that, as of the date of this Agreement, none of Customer’s employees (or, to the knowledge of Supplier’s executive officers, any of their immediate families) is a shareholder (except with respect to publicly traded shares), officer, employee or consultant of Customer, unless such relationship has been previously disclosed to Customer.

[Signature Page to Follow]

The Parties have executed this Sand Supply Agreement effective as of the Effective Date.

SUPPLIER:

Superior Silica Sands LLC

By:	/s/ Richard J. Shearer
Richard J. Shearer
President and Chief Executive Officer

CUSTOMER

Schlumberger Technology Corporation

By:	/s/ Robert Bergeron
	Name:	Robert Bergeron
	Title:	Vice President

[Signature Page to Sand Supply Agreement]

EXHIBIT 1

PREPAYMENT

Prepayment.  Notwithstanding any other provision of this Agreement, Customer shall pay to Supplier a prepayment in the amount of [***] in cash by electronic funds transfer to an account designated by Supplier.

1.                                      Timing of Payment of the Prepayment Amount.  Customer will pay Supplier the Prepayment Amount as follows: (i) [***] will be paid within [***] Business Days of the Effective Date, (ii) [***] will be paid when Customer has received written notice from Supplier that Supplier’s Wisconsin Facility has obtained an air permit, and (iii) [***] will be paid on the Wisconsin Supply Period Commencement Date.  Each of the payments described in subsections (i), (ii) and (iii) above are referred to as a “Prepayment Installment,” and the sum of all Prepayment Installments actually paid by Customer to Supplier is referred to as the “Prepayment Amount.”

2.                                      Reduced Price of Product and Amounts Paid as Annual True-Ups.  In consideration of receipt of the Prepayment Amount, the Price for Product purchased from Supplier and amounts paid as Annual True-Ups shall be reduced [***] per Ton during the Repayment Period and, thereafter, the Price for Product purchased from Supplier, but not amounts paid as Annual True-Ups, shall be reduced [***] per Ton for every additional Ton of Product.  For purposes of clarification, the [***] per Ton reduction to the Price for Product purchased and the [***] per Ton reduction to the amounts paid on Annual True-Ups shall be applied to reduce the outstanding Prepayment Amount.  The period running from the Effective Date until Customer has purchased, or paid Annual True-Up amounts with respect to, the aggregate number of Tons of Product required to generate reductions in Price or reductions in Annual True-Ups that result in an annual return to Customer of [***] on the outstanding Prepayment Amount shall be the “Repayment Period.”

3.                                      Price Adjustments.  For the avoidance of confusion, the provisions in this Agreement providing for Price adjustments, including, without limitation, those provided for in Exhibit 2 Product Price and Quantity of this Agreement, will continue to be effective with respect to the Prices.

4.                                      Effect of Termination.  In the event Supplier or Customer terminates this Agreement pursuant to Section 10 of this Agreement, Supplier shall repay to Customer the amount, if any, by which the Prepayment Amount exceeds the sum of (i) the aggregate amount of Price reductions realized by Customer pursuant to this Exhibit 1 as of the effective date of termination of this Agreement and (ii) any amounts owed by Customer to Supplier under this Agreement (the “Repayment Obligation”).

5.                                      Collateral Support.

a.                                      Letters of Credit and Cash Collateral.  To secure Supplier’s Repayment Obligation under Section 4 above, Supplier will cause irrevocable stand-by letters of credit in the form set forth on Exhibit 6, or such other form as is reasonably approved by Customer, to be issued (the “Letters of Credit”), and/or cash collateral to be posted in a segregated escrow account (“Cash Collateral”), for the benefit of Customer in the aggregate amount equal to 60% of each Prepayment Installment on the date such Prepayment Installment is actually received by Supplier pursuant to Section 1 above (a portion of which will initially be issued and/or posted by or on behalf of Insight Equity I LP and/or an affiliate thereof (“IE Portion”) and a portion of which will initially be issued and/or posted by or on behalf of LBC Credit Partners, L.P. and/or an affiliate thereof (“LBC Portion”)).  At any time and from time to time, Supplier may cause (i) Cash Collateral to be substituted for Letters of Credit in an aggregate face amount equal to the amount of such Cash Collateral being substituted and (ii) the Letters of Credit to be substituted for Cash Collateral in an aggregate amount equal to the face amount of such Letters of Credit being substituted.  Customer shall promptly release all Cash Collateral that has been substituted by Letters of Credit and return all Letters of Credit for cancellation that have been substituted by Cash Collateral.  Supplier may also replace the initial Letters of Credit with other Letters of Credit issued by different financial institutions or lenders with Customer’s prior written consent (which consent shall not be unreasonably withheld).  In connection with the establishment of any Cash Collateral, the parties will be required to enter into a mutually agreeable (as determined in the reasonable discretion of the parties) escrow agreement in favor of Customer including standard and customary terms and conditions and such escrow agent or bank may require certain standard and customary documentation be provided by Customer and Supplier related to such escrow account.

b.                                      Return of Letters of Credit and Cash Collateral.  Unless otherwise previously drawn upon in accordance with the terms of Section 5.c below, Customer shall immediately return the Letters of Credit to Supplier for cancellation and release all Cash Collateral upon the earlier to occur of (i) the expiration of the Repayment Period and (ii) the termination of this Agreement, provided that Supplier shall have repaid to Customer the Repayment Obligation in accordance with Section 4 above.

c.                                       Draw on Letters of Credit and Cash Collateral.  At any time within 10 days prior to the expiry date of any Letter of Credit (but excluding any expiry date that occurs after the second anniversary of the Effective Date), unless Customer has received a replacement or extension of such Letter of Credit or Cash Collateral in substitute therefor, Customer shall have the right to draw on such Letter of Credit (up to the maximum amount specified in clause (d) below) and deposit the proceeds thereof into a segregated escrow account to be held as Cash Collateral in accordance with the terms of this Exhibit 1.  In addition, if Supplier fails to pay to Customer the Repayment Obligation pursuant to Section 4 above when due and such failure continues for a period of 30 days after written demand is received by Supplier, Customer shall have the right to draw on the Letters of Credit and Cash Collateral (up to the maximum amount specified in clause (d) below) and shall apply the proceeds thereof to the outstanding amount of the Repayment Obligation until paid in full; provided, that Customer and Supplier each agree that any draws on the Letters of Credit and Cash Collateral will be made on a pro rata basis, 83.33% and 16.67% respectively, as between the IE Portion and the LBC Portion.  Customer shall provide Supplier three (3) Business Days prior written notice of a draw on any Letter of Credit.

d.                                      Maximum Amount.  Customer covenants and agrees that Customer shall have no right to draw on any Letters of Credit or Cash Collateral pursuant to clause (c) above for an amount in excess of the Repayment Obligation.

e.                                       Reduction.  As of December 31, 2011 and every six months thereafter, Letters of Credit will, at the request of Insight Equity I LP or LBC Credit Partners, as applicable, be replaced or amended and/or Cash Collateral will be reduced, in each case, to reflect the actual amount of the Repayment Obligation.

f.                                        Third Party Beneficiaries.  Insight Equity I LP and LBC Credit Partners, L.P. are each an intended third party beneficiary of this Section 5, and this Section 5 shall not be amended or otherwise modified without the prior written consent of each Insight Equity I LP and LBC Credit Partners, L.P.

Exhibit 2

Product Price and Quantity

1.                                      Price.  The price to be paid by Customer for the Product (the “Price”) purchased from Supplier from time to time shall be as set forth below:

a.                                      Price During the Kosse Supply Period.  During the Kosse Supply Period, the Price for each type of Product shall be as follows, F.O.B. Supplier’s Facility:

Product Type	Price per Ton
20/40 mesh	[***]
30/70 mesh	[***]
100 mesh	[***]

b.                                      Price During the Wisconsin Supply Period.  During the Wisconsin Supply Period, the Price for each type of Product shall be as follows, F.O.B. Supplier’s Facility:

Product Type	Price per Ton
20/40 mesh	[***]
30/50 mesh	[***]
40/70 mesh	[***]
100 mesh	[***]

c.                                       Charges, Sales Taxes and other Fees for Product.  In addition to the Prices set forth in Section 1.a and Section 1.b above, Customer shall be responsible for all sales or use taxes and applicable import or export taxes and charges.

d.                                      Quarterly Natural Gas Surcharge.  Effective July 1, 2011, at the end of each calendar quarter, a natural gas surcharge will be applied if the average daily close of the price of natural gas on the New York Mercantile Exchange as listed on www.eia.doe.gov (the “Average Price of Natural Gas”) for the preceding calendar quarter is above [***] per MMBTU.  For every Ton of Product, the surcharge, if any, shall be equal to [***] of the amount by which the Average Price of Natural Gas for the preceding calendar quarter exceeds [***] per MMBTU.

e.                                       Annual Price Adjustment.  With the exception of the natural gas surcharge, all Prices are to remain fixed until the Wisconsin Supply Period Commencement Date.  The initial adjustment date (the “Initial Adjustment Date”) will take place on the Wisconsin Supply Period Commencement Date and future adjustment dates (the “Annual Adjustment Dates” and, together with the Initial Adjustment Date, the “Adjustment Dates”) will take place annually thereafter.  At each Adjustment Date, the Price shall be subject to adjustment (up or down) to match the percentage change in the BLS Producer Price Index: Series ID PCU212322212322S — Industrial Sand Mining, Secondary Products, provided that the adjustment to Price at any Adjustment Date shall not exceed 5% (up or down).  At any Adjustment Date, the percentage change in the BLS Producer Price Index: Series ID PCU212322212322S — Industrial Sand Mining, Secondary Products shall be calculated using the latest available monthly index over the monthly index for the prior Adjustment Date (or, in the case of the Initial Adjustment Date, the monthly index for the Effective Date) and not on any average of the monthly index between the two measuring points.  Price adjustments will be calculated using the latest available monthly index figures on the review data and, for the avoidance of doubt, will be not be reconciled with the monthly final index numbers.

2.                                      Quantity.

a.                                      100-M Product Quantity During the Term.  During the Term, Customer is not required to purchase any minimum quantity of 100-M Product from Supplier and Supplier is not required to make available any minimum quantity of 100-M Product to Customer; provided that Customer may purchase 100-M Product from Supplier that Supplier makes available to Customer during the Term upon such terms and conditions as set forth in this Agreement.

b.                                      Ottawa Product Quantity During the Kosse Supply Period.  During the Kosse Supply Period Customer is not required to purchase any minimum quantity of Ottawa Product from Supplier and Supplier is not required to make available any minimum quantity of Ottawa Product to Customer; provided that Customer may purchase any Ottawa Product from Supplier that Supplier makes available to Customer during the Kosse Supply Period upon such terms and conditions as set forth in this Agreement.

c.                                       Ottawa Product Quantity During the Wisconsin Supply Period.

i.                                          Annual Requirements.  Each Wisconsin Supply Period Contract Year of the Term, Supplier will sell, and Customer will purchase, [***] Tons of Ottawa Product (the “Wisconsin Supply Period Annual Minimum Tonnage”) upon such terms and conditions as set forth in this Agreement; provided that, if the Term ends during the course of any Wisconsin Supply Period Contract Year, for purposes of calculating the Annual True-Up and the Supplier Annual True-Up, the Wisconsin Supply Period Annual Minimum Tonnage for the period beginning at the end of the last Wisconsin Supply Period Contract Year and ending at the end of the Term will be a prorated amount based on the number of months in such period.  Up to a cumulative [***] percent ([***]%) of the Wisconsin Supply Period Annual Minimum Tonnage that has not been purchased by Customer, or that has been ordered by Customer but not made available by Supplier for delivery to Customer, in any given Wisconsin Supply Period Contract Year and in all prior Wisconsin Supply Period Contract Years may be carried forward and added to the Wisconsin Supply Period Annual Minimum Tonnage for the following Wisconsin Supply Period Contract Year; provided that no more than [***] percent ([***]%) of the Wisconsin Supply Period Annual Minimum Tonnage that is not purchased by Customer, or that is ordered by Customer but not made available by Supplier for delivery to Customer, in any given Wisconsin Supply Period Contract Year may be carried forward and added to the Wisconsin Supply Period Annual Minimum Tonnage for the following Wisconsin Supply Period Contract Year; provided further that no amounts may be carried forward past the end of the Term.  At the end of each Wisconsin Supply Period Contract Year and at the end of the Term, Customer must pay Supplier [***] per Ton for any amount of the Wisconsin Supply Period Annual Minimum Tonnage that Customer has failed to purchase and is unable to carry forward into a following Wisconsin Supply Period Contract Year (the “Annual True-Up”).  Likewise, at the end of each Wisconsin Supply Period Contract Year and at the end of the Term, Supplier must pay Customer [***] per Ton for any amount of the Wisconsin Supply Period Annual Minimum Tonnage that Customer has ordered but Supplier has failed to make available for delivery to Customer and is unable to carry forward into a following Wisconsin Supply Period Contract Year (the “Supplier Annual True-Up”).

ii.                                       Monthly Requirements.  Customer shall use its good faith commercially reasonable efforts to order in each month of the Wisconsin Supply Period at least [***]% of the Wisconsin Supply Period Monthly Minimum Tonnage.  Customer and Supplier hereby agree that in no event shall Supplier be required to deliver more than the Wisconsin Supply Period Monthly Maximum Order to Customer in any month during the Wisconsin Supply Period.  During the first three months of the first Wisconsin Supply Period Contract Year (the “Ramp-Up Period”), the requirements for the purchase and supply of Product shall be adjusted as follows: (i)

during the first month of the Ramp-Up Period, the Wisconsin Supply Period Monthly Minimum Tonnage shall be 1/48 of the Wisconsin Supply Period Annual Minimum Tonnage, (ii) during the second month of the Ramp-Up Period, the Wisconsin Supply Period Monthly Minimum Tonnage shall be 1/24 of the Wisconsin Supply Period Annual Minimum Tonnage, and (iii) during the third month of the Ramp-Up Period, the Wisconsin Supply Period Monthly Minimum Tonnage shall be 3/48 of the Wisconsin Supply Period Annual Minimum Tonnage.  In the first Wisconsin Supply Period Contract Year, the Wisconsin Supply Period Annual Minimum Tonnage shall be adjusted to take into consideration the reduced Wisconsin Supply Period Monthly Minimum Tonnages during the Ramp-Up Period.  In the month when the Wisconsin Supply Period Commencement Date occurs, the Wisconsin Supply Period Monthly Minimum Tonnage and the Wisconsin Supply Period Monthly Maximum Order shall each be prorated based on the fraction of such month that has elapsed during the Wisconsin Supply Period.  Exhibit 7 sets forth an illustration of the Wisconsin Supply Period Monthly Minimum Tonnage and Wisconsin Supply Period Annual Minimum Tonnage amounts for the first Wisconsin Supply Period Contract Year, taking into account the Ramp-Up Period, and for each Wisconsin Supply Period Contract Year thereafter.

iii.                                    Increases in the Wisconsin Supply Period Annual Minimum Tonnage.  Six months following the Wisconsin Supply Period Commencement Date, Supplier shall determine the annual Ottawa Product production capability (the “Initial Ottawa Product Production Baseline”) of Supplier’s Wisconsin Facility and provide Customer with written notice of such Initial Ottawa Product Production Baseline.  Supplier shall provide written notice, containing the amount of the increased annual Ottawa Product production capability (the “Increased Ottawa Product Production Notice”), to Customer if the annual Ottawa Product production capability of Supplier’s Wisconsin Facility increases by more than [***] Tons over the Initial Ottawa Product Production Baseline or further increases by more than [***] Tons over the annual Ottawa Product production capability of the last Increased Ottawa Product Production Notice provided to Customer pursuant to this Section 2.c.iii (a “Revised Ottawa Product Production Baseline” and, collectively with the Initial Ottawa Product Production Baseline, the “Ottawa Production Baselines”).  Customer, by providing written notice to Supplier within 15 days of receipt of an Increased Ottawa Product Production Notice, may elect to increase the Wisconsin Supply Period Annual Minimum Tonnage by up to [***] of the increase in the annual Ottawa Product production capability from the last Ottawa Product Production Baseline.

Exhibit 3

Railcar Usage

1.                                      General.  Supplier shall load railcars at Supplier’s Facility in compliance with Customer’s instructions in its purchase order.  Customer shall endeavor to send railcars leased or owned by Customer (each, a “Customer Railcar”) to Supplier’s Facility in sufficient quantities to transport the Product purchased by Customer from Supplier’s Facility to a destination designated by Customer.  In the event there are not sufficient Customer Railcars to transport Customer’s Product, Supplier may, but is not required to, use a railcar leased or owned by Supplier to transport the sand (a “Supplier Railcar”).  Supplier shall prioritize the use of Customer Railcars for the transportation of Customer’s Product.  Supplier must provide notice to Customer by electronic mail to each of MKolb@exhange.slb.com, KKronfeld@exchange.slb.com and Jcasares@exchange.slb.com of any intended use of a Supplier Railcar to transport Customer’s Product, with such notice by electronic mail being deemed received by Customer upon Supplier’s receipt of an electronic delivery receipt from any one of the foregoing electronic mail addressees, and Supplier may not use a Supplier Railcar in that instance if Customer objects by return electronic mail to each of rick@sssand.com, dave@sssand.com and justin@sssand.com within 48 hours of Customer’s receipt of Supplier’s notice, with such objection notice by electronic mail being deemed received by Supplier upon Customer’s receipt of an electronic delivery receipt from any one of the foregoing electronic mail addressees.  Supplier agrees to use Customer Railcars only for the transportation of Customer’s Product.  Notwithstanding the preceding sentence, in the event that Supplier uses a Customer Railcar for the transportation of Product belonging to another customer, Supplier will lease such Customer Railcar from Customer on the same terms that Customer leases Supplier Railcars from Supplier.  Upon Customer’s reasonable request, Supplier shall provide Customer with a daily tracking of Supplier Railcars that are currently being leased by Customer from Supplier.

2.                                      Supplier Railcar Rental Fees.  Customer must pay Supplier the actual rental paid by Supplier for a 30-day period as evidenced by Supplier’s rental agreement plus a [***] fee (the “Supplier Railcar Rental Fee”) for every time a Supplier Railcar is used to transport Product to Customer, provided that such Supplier Railcar is returned to Supplier’s Facility within 30 days of leaving Supplier’s Facility (the “Required Supplier Railcar Return Date”).  For each Supplier Railcar that is not returned to Supplier’s Facility in an empty and clean condition suitable for use by the Required Supplier Railcar Return Date, Customer shall be charged an additional $[***] per day (the “Railcar Late Fee”) until such Supplier Railcar is returned to Supplier’s Facility, provided that the total amount of Railcar Late Fees for a 30-day period for a Supplier Railcar shall not exceed $[***] (the “Railcar Late Fee Cap”).  The Supplier Railcar Rental Fee, the Railcar Late Fee and the Railcar Late Fee Cap may be adjusted in accordance with market terms by Supplier at any time following the one year anniversary of the Effective Date, provided that

Supplier provides Customer 30 days written notice of such adjustment.

3.                                      Liability and Indemnification.  Customer shall indemnify Supplier for all damage to Supplier Railcars caused during the period of time that such Supplier Railcars were leased by Customer.  Supplier shall be responsible for any demurrage charges with respect to the Product incurred at Supplier’s Facility or caused by delays at Supplier’s Facility, in each case only when caused by or due to the actions of Supplier.  Supplier shall be liable for and shall defend, indemnify, and hold harmless Customer from any demurrage charges, excess freight charges, deficiency freight charges, or similar transportation charges incurred by Supplier, unless such charges are due to Customer’s gross negligence or willful misconduct or other actions by Customer that cause such charges to be incurred.  Customer shall be liable for and shall defend, indemnify, and hold harmless Supplier from any demurrage charges, excess freight charges, deficiency freight charges, or similar transportation charges incurred by Customer, unless such charges are due to Supplier’s gross negligence or willful misconduct or other actions by Supplier that cause such charges to be incurred.

Exhibit 4

Supplier’s Insurance Requirements

Insurance.  Supplier at its sole cost and expense, shall maintain the following insurance policies during the Term:

1.                                      Statutory workers’ compensation insurance and employer’s liability insurance, if applicable, provided in compliance with applicable state laws, but in any event with limits of not less than [***] per occurrence.

2.                                      Commercial general liability insurance for third party bodily injury, property damage and personal injury, including broad form contractual liability insurance, with limits of not less than [***] per occurrence.

3.                                      Automobile liability insurance covering owned, hired and non-owned automotives having a combined single limit of not less than [***] with respect to injuries or damages in any one occurrence.

4.                                      Statutory pollution insurance, to the extent required by statute, regulation or applicable law, including clean up and containment, seepage and pollution, with limits of not less than [***] per occurrence.

5.                                      Umbrella insurance coverage with an aggregate limit of not less than [***].  This umbrella coverage shall be in excess of all liability coverages required in Sections 1 through 3 above.

Exhibit 5

Specifications

Specifications means (i) for Ottawa Product, the specifications of ISO STANDARD 13503-2, ISO STANDARD 13503-5, API Recommended Practice 56 and API Recommended Practice 19-C, including any modifications, amendments or successor standards thereto and any other industry-wide standards to which Customer and Supplier agree, and (ii) for 100-M Product, a quality consistent with what Customer has received previously from Supplier.

Exhibit 6

Form Letters of Credit

See attached.

COMERICA BANK
INTERNATIONAL TRADE SERVICES
2321 ROSECRANS AVE., 5TH FL.
EL SEGUNDO, CA. 90245

DATE OF ISSUE: MMDDYYYY

FAX NO: (310) 297-2890
SWIFT: MNBDUS6S LAX

BENEFICIARY:
SCHLUMBERGER TECHNOLOGY CORPORATION
300 SCHLUMBERGER DRIVE
SUGAR LAND, TEXAS 77478
ATTN: [INSERT NAME]

GENTLEMEN:

WE HEREBY OPEN OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO. [INSERT L/C NO.] IN YOUR FAVOR, FOR ACCOUNT OF INSIGHT EQUITY I LP, 1400 CIVIC PLACE, SUITE 250, SOUTHLAKE, TX 76092, FOR A SUM NOT EXCEEDING USD [INSERT AMOUNT] ((INSERT AMOUNT]) AVAILABLE BY YOUR DRAFT(S) AT SIGHT ON COMERICA BANK (IN THE FORM ATTACHED HERETO AS EXHIBIT A), WHEN ACCOMPANIED BY:

1.                                      THE ORIGINAL OF THIS STANDBY LETTER OF CREDIT AND AMENDMENT(S), IF ANY.

2.                                      BENEFICIARY’S STATEMENT ON ITS LETTERHEAD DATED SIGNED BY AN OFFICER OF THE BENEFICIARY, INDICATING NAME AND TITLE OF THE SIGNER WORDED AS FOLLOWS:

“THE UNDERSIGNED HEREBY CERTIFIES THAT THE BENEFICIARY HAS THE RIGHT TO DRAW ON COMERICA BANK’S STANDBY LETTER OF CREDIT NO. [INSERT L/C NO.] IN THE AMOUNT OF $                   PURSUANT TO THE TERMS OF THAT CERTAIN SAND SUPPLY AGREEMENT, DATED AS OF      , 2011, THAT EXISTS BY AND BETWEEN THE BENEFICIARY AND SUPERIOR SILICA SANDS LLC (AS AMENDED FROM TIME TO TIME, THE “AGREEMENT”).”

SPECIAL CONDITIONS:
ALL SIGNATURES MUST BE MANUALLY EXECUTED IN ORIGINALS.

ALL INFORMATION REQUIRED WHETHER INDICATED BY BLANKS, BRACKETS OR OTHERWISE, MUST BE COMPLETED AT THE TIME OF DRAWING.

PARTIAL DRAWINGS MAY BE MADE UNDER THIS LETTER OF CREDIT,

PROVIDED, HOWEVER, THAT EACH SUCH DEMAND THAT IS PAID BY US SHALL REDUCE THE AMOUNT AVAILABLE UNDER THIS LETTER OF CREDIT.

THIS LETTER OF CREDIT SETS FORTH IN FULL THE TERMS OF OUR UNDERTAKING AND SUCH UNDERTAKING SHALL NOT BE IN ANY WAY MODIFIED, AMENDED OR AMPLIFIED BY REFERENCE TO ANY DOCUMENT, INSTRUMENT OR AGREEMENT REFERRED TO HEREIN OR IN WHICH THIS LETTER OF CREDIT IS REFERRED TO OR TO WHICH THIS LETTER OF CREDIT RELATES, AND ANY SUCH REFERENCE SHALL NOT BE DEEMED TO INCORPORATE HEREIN BY REFERENCE ANY DOCUMENT, INSTRUMENT OR AGREEMENT.

ALL DRAFTS DRAWN UNDER THIS CREDIT MUST BE MARKED “DRAWN UNDER COMERICA BANK’S LETTER OF CREDIT NO. [INSERT L/C NO.]”.

ALL DOCUMENTS MUST BE PRESENTED TO US IN ONE LOT VIA COURIER SERVICE TO: COMERICA BANK INTERNATIONAL TRADE SERVICES, 2321 ROSECRANS AVE., 5TH FL., EL SEGUNDO, CA 90245, ATTN: STANDBY LETTER OF CREDIT TEAM 44.

EXCEPT SO FAR AS OTHERWISE EXPRESSLY STATED HEREIN, THIS STANDBY LETTER OF CREDIT IS SUBJECT TO THE “INTERNATIONAL STANDBY PRACTICES” (ISP 98) INTERNATIONAL CHAMBER OF COMMERCE (PUBLICATION NO. 590).

WE ENGAGE WITH YOU THAT EACH DRAFT DRAWN UNDER AND IN COMPLIANCE WITH THE TERMS OF THIS CREDIT WILL BE DULY HONORED ON DELIVERY OF THE DOCUMENTS AS SPECIFIED IF PRESENTED AT THIS OFFICE ON OR BEFORE 3:00PM, [ONE YEAR FROM ISSUE DATE], 2012.

ANNEX A

SIGHT DRAFT

	DATE:	REF. NO.

AT SIGHT

PAY TO THE ORDER OF US$

US DOLLARS

“DRAWN UNDER COMERICA BANK, IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER NO. DATED , 2011”

TO:	COMERICA BANK
	2321 ROSECRANS AVE., 5TH FL	(INSERT NAME OF BENEFICIARY)
EL SEGUNDO, CA 90245

AUTHORIZED SIGNATURE

GUIDELINES TO PREPARE THE SIGHT DRAFT:

1.                                      DATE:  ISSUANCE DATE OF DRAFT.

2.                                      REF. NO.:  YOUR REFERENCE NUMBER, IF ANY.

3.                                      PAY TO THE ORDER OF:  BENEFICIARY’S NAME

4.                                      US$:  AMOUNT OF DRAWING IN FIGURES.

5.                                      US DOLLARS:  AMOUNT OF DRAWING IN WORDS.

6.                                      LETTER OF CREDIT NUMBER:  OUR STANDBY L/C NUMBER THAT PERTAINS TO THE DRAWING.

7.                                      DATED:  ISSUANCE DATE OF OUR STANDBY L/C.

NOTE:  BENEFICIARY’S NAME SHOULD BE PRINTED AT THE BACK OF THE SIGHT DRAFT WITH ENDORSEMENT.

Irrevocable Standby Letter of Credit No.

Date:

Schlumberger Technology Corporation
300 Schlumberger Drive
Sugar Land, Texas 77478
Attn: [Insert Name]

Ladies and Gentlemen:

We hereby establish, at the request and for the account of LBC Credit Partners II, L. P. and LBC Credit Partners Parallel II, L.P (the “Account Party”), in your favor, this Irrevocable Standby Letter of Credit No.         , in the aggregate amount of USD [Insert Amount] (United States Dollars [Insert Amount]) and expiring at the close of banking business at our offices at [One Year from Date of issuance], 2012.

We hereby irrevocably authorize you to draw on us, in accordance with the terms and conditions hereinafter set forth, in one or more drawings by your draft bearing thereon Letter of Credit No.          , payable at sight on a Banking Day (as defined below), and each accompanied by the original of this Letter of Credit, together with any amendment thereto, and a written and appropriately completed certificate signed by you in the form of Annex A attached hereto (any such draft accompanied by such certificate being a “Demand”).  As used herein, “Banking Day” means a day of the year on which banks are not required or authorized to close in New York City (USA).

If we receive any such Demand, all in strict conformity with the terms and conditions of this Letter of Credit, not later than 11:00 a.m. (New York City time) on a Banking Day prior to the termination hereof, we will honor such Demand by making available to you on the third Banking Day following the date we shall have received such Demand, an amount in same-day funds equal to the amount of the draft submitted with such Demand.  If we receive any such Demand, all in strict conformity with the terms and conditions of this Letter of Credit, after 11:00 a.m.  (New York City time) on a Banking Day prior to the termination hereof, we will honor such Demand by making available to you, on the fourth Banking Day following the date we shall have received such Demand, an amount in same-day funds equal to the amount of the draft submitted with such Demand.

In accordance with your instructions, payment under this Letter of Credit may be made to you by wire transfer of funds from the Federal Reserve Bank of New York to your account in a bank on the Federal Reserve wire system.

This Letter of Credit sets forth in full our undertaking, and such undertaking shall not in any way be modified, amended, amplified or limited by reference to any document, instrument or agreement referred to herein, and any such reference shall not be deemed to incorporate herein by reference any document, instrument or agreement except for such

Demand.

This Letter of Credit shall be governed by the International Standby Practices ISP 98, International Chamber of Commerce Publication No. 590, and, to the extent not inconsistent therewith, by the laws of the State of New York, including the Uniform Commercial Code as in effect in the State of New York.  Communications with respect to this Letter of Credit shall be in writing and shall be addressed to us at the address mentioned below, specifically referring to the number of this Letter of Credit.

Very truly yours,

WestLB AG, New York Branch

By:
Name:
Title:

By:
Name:
Title:

ANNEX A TO LETTER OF CREDIT

CERTIFICATE FOR DRAWING UNDER
IRREVOCABLE STANDBY LETTER OF CREDIT NO. [            ]

(THIS CERTIFICATE MUST BE PRESENTED ON BENEFICIARY’S LETTERHEAD)

WestLB AG, New York Branch
7 World Trade Center
250 Greenwich Street
New York, New York 10007
Attention: Trade Finance

The undersigned, a duly authorized representative of Schlumberger Technology Corporation (the “Beneficiary”), hereby certifies to WestLB AG, New York Branch (the “Issuer”), with reference to Irrevocable Standby Letter of Credit No.     (the “Letter of Credit”) issued by the Issuer in favor of the Beneficiary, that this certificate has been executed and delivered by the Beneficiary pursuant to the Agreement (as defined below).

The undersigned hereby certifies that the Beneficiary has the right to draw on Letter of Credit No.              in the aggregate amount of $                 pursuant to the terms of that certain Sand Supply Agreement dated as of                , 2011 between Beneficiary and Superior Silica Sands LLC (as amended from time to time, the “Agreement”).

IN WITNESS WHEREOF, the Beneficiary has executed and delivered this Certificate as of the [                  ] day of [                                ],[          ].

BENEFICIARY:

Schlumberger Technology Corporation

By:
Name:
Title:

Exhibit 7

Wisconsin Supply Period Monthly Minimum Tonnage and Annual Minimum Tonnage

First Wisconsin Supply Period Contract Year:

	Wisconsin Supply Period Monthly Minimum Tonnage	Wisconsin Supply Period Annual Minimum Tonnage

Ramp-Up Period:
Month 1	[***]
Month 2	[***]
Month 3	[***]

Months 4-12	[***]
Total Annual Tons		[***]

Subsequent Wisconsin Supply Period Contract Years:

	Wisconsin Supply Period Monthly Minimum Tonnage	Wisconsin Supply Period Annual Minimum Tonnage

Months 1-12	[***]

Total Annual Tons		[***]